UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

SYMBOTIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40175	98-1572401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Research Drive Wilmington, MA	01887
(Address of principal executive offices)	(Zip Code)

(978) 284-2800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SYM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Commercial Agreement

On October 29, 2026, Symbotic Inc., a Delaware corporation (“Symbotic”), Symbotic LLC, a Delaware limited liability company (“Symbotic LLC”), and Walmart Inc., a Delaware corporation (“Walmart”), entered into an Enterprise Master Automation Agreement (the “Commercial Agreement”), which establishes a framework to govern the automation systems and technology developed by or on behalf of Symbotic and provided to Walmart and its affiliates on a global basis.

Pursuant to the terms and conditions of the Commercial Agreement, Walmart has made a new commitment to purchase Symbotic systems and to fund certain development programs representing an initial aggregate additional spend of approximately $6,000,000,000 (the “Initial Commitment”) over a number of years across multiple locations. The Initial Commitment may not be reduced without the mutual written consent of Walmart and Symbotic (subject to each party’s termination rights as described below), and additional commitments may be made in accordance with the terms of the Commercial Agreement in the future.

Concurrently with the entry into the Commercial Agreement and pursuant to its terms, Symbotic, certain of its affiliates, and affiliates of Walmart entered into market program addenda (each, an “MPA”) governing Walmart’s commitment to purchase Symbotic’s proprietary automated material handling systems for ambient areas of distribution or fulfillment centers in the United States and select international markets in the Americas. Each such MPA is substantially in the form attached as an exhibit to the Commercial Agreement. In addition, and pursuant to the terms of the Commercial Agreement, Symbotic LLC and Walmart also entered into a development program addendum (a “DPA”) pursuant to which Walmart committed $125,000,000 to fund the research and development of next-generation racking technology and related picking, process flow and inventory management capabilities. The obligations of Walmart and its affiliates under each of the foregoing MPAs and the DPA collectively constitute the Initial Commitment.

In addition to the Initial Commitment, for each Symbotic system purchased pursuant to an MPA, Walmart or its applicable affiliate(s) will pay Symbotic fees for: licenses and system support; operations and maintenance of the applicable Symbotic system; additional agreed upon system support services; spare parts; and other related expenses. Symbotic expects that the Initial Commitment could increase Symbotic’s future backlog by an amount up to $6,920,000,000.

The Commercial Agreement also permits entry into additional MPAs for the purchase of additional Symbotic systems and/or DPAs for the pursuit of additional development programs at any time during the term of the Commercial Agreement.

Certain existing agreements between Symbotic and its affiliates, on the one hand, and Walmart and its affiliates, on the other hand, include the Second Amended and Restated Master Automation Agreement, dated May 23, 2022, and the Master Automation Agreement, dated January 27, 2025 (collectively, the “Existing Program Agreements”). Except to the extent expressly amended, modified, or superseded by the Commercial Agreement, the Existing Program Agreements remain in full force and effect in accordance with their respective terms. The Initial Commitment is in addition to the purchase commitments under the Existing Program Agreements and continue separate from the Commercial Agreement.

Pursuant to the terms and conditions of the Commercial Agreement and for so long as Walmart continues to own greater than 5% of the fully diluted equity interests of Symbotic and is not in material breach of the Commercial Agreement, Walmart will have the right to confidentially recommend to the nominating and corporate governance committee of Symbotic’s board of directors (the “Board”), or the chairperson of the Board, one individual at any given time for nomination to the Board (the “Recommendation Right”). The individual recommended by Walmart must qualify as an “independent director” under the applicable stock exchange listing standards and under Rule 10A-3 of the Exchange Act (as defined below) and must also satisfy certain other independence criteria and requirements set forth in the Commercial Agreement. Additionally, in any given year and for so long as (i) Walmart represents more than 50% of Symbotic’s (and its affiliates) consolidated revenue in any trailing period of four consecutive Walmart fiscal quarters and (ii) is not in material breach of the Commercial Agreement, Walmart will, subject to certain exceptions and limitations, have the right to designate two non-voting observers to attend meetings of the Board and its committees (the “Observer Right”). The Recommendation Right and the Observer Right granted to Walmart pursuant to the Commercial Agreement are Walmart’s sole rights with respect to nominations and observers, and supersede any similar rights granted to Walmart pursuant to any Existing Program Agreements. The Commercial Agreement also imposes certain restrictions on Symbotic’s ability to sell or license its products and services to a specified company or its subsidiaries, affiliates or dedicated service providers.

The Commercial Agreement will remain in effect unless terminated in accordance with its terms. Either party may terminate the Commercial Agreement in the event of certain insolvency events of the other party or a material breach of the other party that has not been cured. Walmart may also terminate (i) the Commercial Agreement if Symbotic undergoes certain change of control transactions or (ii) the applicable MPA if the Symbotic affiliate party to such MPA undergoes certain change of control transactions. The Commercial Agreement also specifies a calculation for amounts due to Symbotic if Walmart purchases less than the number of Symbotic systems it has committed to purchase.

The foregoing summary description of the Commercial Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Commercial Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 29, 2026, Symbotic issued a press release announcing the Commercial Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Symbotic’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning Symbotic’s possible or assumed future actions, business strategies, events, backlog, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Symbotic believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. Symbotic is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Symbotic has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in Symbotic’s filings with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from the Commercial Agreement described herein; delays or failures in (i) satisfying applicable market entry requirements, or (ii) commencing or expanding operations and services, in each case with respect to any jurisdiction covered by an MPA entered into as of the date hereof or entered into at any time in the future; the occurrence of any event, change or other circumstance that could give rise to the termination of the Commercial Agreement (in whole or in part) or any Ancillary EMAA Agreement; the effect of the Commercial Agreement on Symbotic’s business relationships, performance, and business generally; and other consequences associated with entering into additional geographic markets and legislative and regulatory actions and reforms.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Symbotic and is not intended to form the basis of an investment decision in Symbotic. All subsequent written and oral forward-looking statements concerning Symbotic, the Commercial Agreement or other matters and attributable to Symbotic or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01	Financial Statement and Exhibits.

Exhibit	Description

10.1*++	Enterprise Master Automation Agreement, by and among Walmart Inc., Symbotic Inc. and Symbotic LLC, dated as of October 29, 2026.

99.1	Press Release, dated October 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

++

Certain confidential information contained in this document, marked by brackets and asterisks, has been omitted pursuant to Item 1.01 of Form 8-K and Item 601(b)(10)(iv) of Regulation S-K, because Symbotic customarily and actually treats such information as private or confidential and the omitted information is not material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026

Symbotic Inc.

By:	/s/ Izilda Martins
Name:	Izilda Martins
Title:	Chief Financial Officer and Treasurer